EXHIBIT 99.1

Mobile PET Systems Announces Equity Financing and Redemption of Outstanding Preferred Stock

SAN DIEGO—(BW HealthWire)—Aug. 1, 2002—Mobile PET Systems Inc. (OTCBB:MBPT; “Mobile PET” or “The company”), a leading provider of Positron Emission Tomography (PET) diagnostic imaging services to healthcare entities, today announced that it has consummated the sale of $6.75 million in equity financing for 11,250,000 shares of its common stock with two private investors. The financing also includes warrants covering 3,375,000 shares of common stock exercisable over a 5 year period. Concurrent with this equity financing the company redeemed all Series A and B Preferred Shares. Mobile PET Systems Chief Executive Officer Paul Crowe said, “This equity financing, in addition to proceeds from the recent sale of the London PET Centre Ltd., provides Mobile PET with nearly $9 million. The redemption of the Series A and B shares and equity infusion strengthen our company’s ability to execute on its strategic business plan. Approximately $3.8 million was used to redeem all outstanding Series A and B Preferred Shares, with the balance to be used for general corporate purposes. Our proven business model continues to demonstrate revenue growth, and when combined with our experienced management team, provides the foundation to grow Mobile PET Systems into a national leader in the molecular imaging services sector.”

About Mobile PET Systems Inc.

Mobile PET Systems Inc. is a national service provider of Positron Emission Tomography (PET) diagnostic imaging services in the United States. Our contracted services for shared mobile or fixed facilities enable hospitals and other healthcare professionals the ability to access, and provide this advanced diagnostic imaging patient procedure. Since commencement of services in June, 1999 the company has performed over 28,000 PET procedures.

About PET

Positron Emission Tomography (PET) is a molecular imaging procedure that demonstrates metabolic rather than anatomical characteristics of disease processes. Molecular imaging effectively detects and stages many cancers, cardiac, and neurological disorders at their earliest stage, influencing patient treatment options, eliminating redundant medical testing, hospitalization or non-beneficial therapies or surgeries. The company’s clinical Web site, www.PETadvances.com http://www.PETadvances.com addresses questions about various disorders and how molecular imaging can assist and benefit patients and their physicians. For further information telephone 619/226-6738, or contact our Web site www.mobilepet.com. Corporate Communications: Jill Janik, Mobile PET Systems Inc., janik@mobilepet.com. Investor Relations: Leonard MacMillan, Mobile PET Systems Inc., macmillan@mobilepet.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to publicly release these forward-looking statements made to reflect events or circumstances after the date hereof.

Contact:

Mobile PET Systems Inc.
Jill Janik (Corporate Communications) /
Leonard MacMillan (Investor Relations)
619/226-6738
janik@mobilepet.com / macmillan@mobilepet.com
www.mobilepet.com